Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporate by reference in this Registration Statement on Form S-3 (File No. 333-248473) and Form S-8 (File No. 333-246318) of our report dated March 27, 2023 with respect to the audited consolidated financial statements of TRxADE HEALTH, INC., which appears in this Annual Report on Form 10-K for the year ended December 31, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 22 2024